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Exhibit 5.11

CONSENT OF GLENN R. CLARK & ASSOCIATES

        We hereby consent to the reliance in this Registration Statement on Form F-10 of Gammon Lake Resources Inc. on our report entitled "El Cubo Gold Silver Mine, Guanjuato, Mexico" dated May 31, 2006.

April 9, 2007	GLENN R. CLARK & ASSOCIATES By: /s/ Glenn R. Clark Name: Glenn R. Clark, P. Eng. Title: President

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CONSENT OF GLENN R. CLARK & ASSOCIATES